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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 10, 2003


                           NEOMEDIA TECHNOLOGIES, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)



   Delaware                     0-21743                       36-3680347
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(State or Other         (Commission File Number)             (IRS Employer
 Jurisdiction                                              Identification No.)
 Incorporation)


   2201 Second Street, Suite 402, Fort Myers, Florida            33901
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         (Address of Principal Executive Offices)              (Zip Code)

                                (239) - 337-3434
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              (Registrant's Telephone Number, including Area Code)

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Item 5.   Other Events.

On November 10, 2003, NeoMedia Technologies, Inc. ("the Company") announced that that it has signed a non-binding letter of intent (the "LOI") to acquire CSI International, Inc. ("CSI"), of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry.

The LOI calls for the issuance of 7,000,000 shares of the Company's common stock to be issued in exchange for all outstanding shares of CSI. In addition, the Company will pay $3.5 million cash.

The acquisition is subject to completion of due diligence by both sides, as well as Board approval and other conditions.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NeoMedia Technologies, Inc.
                                        (Registrant)

Date: November 12, 2003                 By: /s/ Charles T. Jensen
      -----------------                     ------------------------------
                                            Charles T. Jensen, President,
                                            Chief Operating Officer, Acting
                                            Chief Executive Officer and Director


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                                  EXHIBIT INDEX

Sequential       Exhibit
Page Number      Document
-----------      --------

       5         03.1   Memorandum of Terms for proposed transaction between
                        NeoMedia Technologies, Inc., and CSI International, Inc.

       9         03.2   Press release dated November 10, 2003